EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

XTO Energy Inc.

Fort Worth, Texas

We consent to the incorporation by reference in this Registration Statement on Form S-3 of XTO Energy Inc. of our report dated March 5, 2004, with respect to the consolidated balance sheets of XTO Energy Inc. as of December 31, 2003 and 2002, and the related consolidated income statements, statements of cash flows and statements of stockholders’ equity for each of the years in the two-year period ended December 31, 2003, and all related financial statement schedules, which report appears in the December 31, 2003 Annual Report on Form 10-K of XTO Energy Inc. The 2001 financial statements and financial statement schedule of XTO Energy Inc. were audited by other auditors who have ceased operations. Those auditors’ report dated March 28, 2002, on those financial statements and financial statement schedule, was unqualified and included an explanatory paragraph that described the Company’s change in method of accounting for its derivative instruments and hedging activities as discussed in Note 1 to the financial statements.

KPMG LLP

Dallas, Texas

May 18, 2004